UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 7, 2025 (August 7, 2025)

OXFORD SQUARE CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	000-50398	20-0188736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 983-5275

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OXSQ	NASDAQ Global Select Market LLC
6.25% Notes due 2026	OXSQZ	NASDAQ Global Select Market LLC
5.50% Notes due 2028	OXSQG	NASDAQ Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 7, 2025, in connection with a previously announced public offering (the “Offering”), Oxford Square Capital Corp. (the “Company”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), entered into a supplemental indenture (the “Fourth Supplemental Indenture”) between the Company and the Trustee, which supplements a base indenture entered into on April 12, 2017 between the Company and the Trustee (the “Base Indenture,” and, together with the Fourth Supplemental Indenture, the “Indenture”). The Fourth Supplemental Indenture relates to the Company’s issuance of $65.0 million aggregate principal amount of its 7.75% Notes due 2030 (the “Notes”). The representative of the underwriters in the Offering may exercise an option to purchase up to an additional $9,750,000 aggregate principal amount of Notes within 30 days of July 31, 2025.

The Notes are expected to be listed on the NASDAQ Global Select Market under the trading symbol “OXSQH”.

The Company expects to use the net proceeds from this Offering to primarily repay indebtedness, acquire investments in accordance with its investment objective and for other general corporate purposes.

The Notes will mature on July 31, 2030. The principal payable at maturity will be 100% of the aggregate principal amount. The interest rate of the Notes is 7.75% per year and will be paid every January 31, April 30, July 31, and October 31, beginning October 31, 2025, and the regular record dates for interest payments will be every January 15, April 15, July 15 and October 15, beginning October 15, 2025. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment. The initial interest period will be the period from and including August 7, 2025, to, but excluding, the initial interest payment date, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.

The Company is issuing the Notes in denominations of $25 and integral multiples of $25 in excess thereof. The Notes will not be subject to any sinking fund and holders of the Notes will not have the option to have the Notes repaid prior to the stated maturity date.

The Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option on or after July 31, 2027 upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price of 100% of the outstanding principal amount of the Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current quarterly interest period accrued to, but excluding, the date fixed for redemption. Any exercise of the Company’s option to redeem the Notes will be done in compliance with the 1940 Act.

If the Company redeems only some of the Notes, the trustee or, with respect to global securities, DTC, will determine the method for selection of the particular Notes to be redeemed, in accordance with the Indenture and the 1940 Act and in accordance with the rules of any national securities exchange or quotation system on which the Notes are listed. Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes called for redemption.

The Company has the ability to issue Indenture securities with terms different from those of Indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of Indenture securities and issue additional Indenture securities of that series unless the reopening was restricted when that series was created.

The Indenture contains certain covenants, including a covenant requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the of the Investment Company Act of 1940, as amended, or any successor provision thereto, but giving effect in either case to any exemptive relief granted to the Company by the Securities and Exchange Commission (the “SEC”); to agree that for the period of time during which the Notes are outstanding, the Company will not declare any dividend (except a dividend payable in our stock), or declare any other distribution, upon a class of our capital stock, or purchase any such capital stock, unless, in every such case, at the time of the declaration of any such dividend or distribution, or at the time of any such purchase, the Company has an asset coverage (as defined in the 1940 Act) of at least the threshold specified in Section 18(a)(1)(B) as modified by such provisions of Section 61(a)(2) of the 1940 Act as may be applicable to the Company from time to time or any successor provisions thereto of the 1940 Act, as such obligation may be amended or superseded, after deducting the amount of such dividend, distribution or purchase price, as the case may be, and in each case giving effect to (i) any exemptive relief granted to the Company by the SEC, and (ii) any SEC no-action relief granted by the SEC to another business development company (or to the Company if it determines to seek such similar no-action or other relief) permitting the BDC to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by such provisions of Section 61(a)(2) of the 1940 Act as may be applicable to the Company from time to time and to provide certain financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are set forth in the Indenture.

The Notes were offered and sold pursuant to the Company’s effective shelf registration statement on Form N-2 (File No. 333-265533) previously filed with the SEC, as supplemented by a preliminary prospectus supplement dated July 31, 2025, a final prospectus supplement dated July 31, 2025 and the pricing term sheet, dated July 31, 2025. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The transaction closed on August 7, 2025.

The description above is only a summary of the material provisions of the Indenture and the Notes and is qualified in its entirety by reference to copies of the Indenture and the Notes, respectively, each filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION

4.1	Fourth Supplemental Indenture, dated as of August 7, 2025, relating to the 7.75% Notes due 2030, by and between Oxford Square Capital Corp. and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of 7.75% Notes due 2030 (included in Exhibit 4.1 hereto).
5.1	Opinion of Dechert LLP
23.1	Consent of Dechert LLP (contained in the opinion filed as Exhibit 5.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2025	OXFORD SQUARE CAPITAL CORP.

	By:	/s/ Saul B. Rosenthal
Saul B. Rosenthal
President

3